athenahealth, Inc. Reports Third Quarter Fiscal Year 2014 Results

Company Announces Record Physician Additions

Q3 2014 Financial Results

•	26% Revenue Growth Over Third Quarter of 2013

•	Non-GAAP Adjusted Operating Income of $18.5 million

•	GAAP Net Loss of $1.6 million, or $0.04 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $10.4 million, or $0.27 Per Diluted Share
WATERTOWN, MA – October 16, 2014 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of cloud-based services and mobile tools for medical groups and health systems, today announced financial and operational results for the third quarter of fiscal year 2014. We will conduct a conference call tomorrow, Friday, October 17, 2014, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•
Grew net new active physicians on athenaCollector® (3,420 physicians added), athenaClinicals® (2,786 physicians added), and athenaCommunicator® (3,846 physicians added) for the three months ended September 30, 2014, compared to athenaCollector (2,715 physicians added), athenaClinicals (1,343 physicians added), and athenaCommunicator (3,499 physicians added) in the same period last year.

•	Total revenue for the three months ended September 30, 2014, was $190.4 million, compared to $151.5 million in the same period last year, an increase of 26%.

◦	Revenue from athenahealth-branded services was $175.6 million, an increase of 31% over $134.3 million for the three months ended September 30, 2013.

◦	Revenue from Epocrates-branded services was $9.8 million, a decrease of 27% from $13.4 million for the three months ended September 30, 2013.

◦	Third-party tenant and other non-core revenue was $5.0 million, an increase of 32% over $3.8 million for the three months ended September 30, 2013.
“We continued to see strong momentum across the business in the third quarter, with record physician additions, the opening of two extraordinary offices in Atlanta and San Francisco, the launch of a brand new user experience across our client base, and industry-leading Meaningful Use Stage 2 attestation results,” said Jonathan Bush, chairman and chief executive officer of athenahealth. “As we prepare for the next wave of growth, we are intently focused on achieving the ambitious goals we laid out for 2014, as well as refining our 2015 roadmap and priorities.”

•	For the three months ended September 30, 2014, Non-GAAP Adjusted Gross Margin was 61.2%, down slightly from 61.9% in the same period last year.

•
For the three months ended September 30, 2014, Non-GAAP Adjusted Operating Income was $18.5 million, or 9.7% of total revenue, compared to $19.3 million, or 12.7% of total revenue, in the same period last year.

•
For the three months ended September 30, 2014, GAAP Net Loss was $1.6 million, or $0.04 per diluted share, compared to GAAP Net Income of $1.2 million, or $0.03 per diluted share, in the same period last year.

•
For the three months ended September 30, 2014, Non-GAAP Adjusted Net Income was $10.4 million, or $0.27 per diluted share, compared to $11.2 million, or $0.29 per diluted share, in the same period last year.

◦
For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the three months ended September 30, 2013, Non-GAAP Adjusted Net Income per Diluted Share would have been $0.28 instead of $0.29.

“The athenahealth team continued to make marked progress against our financial and operational goals in the third quarter and we are strongly positioned to continue to drive meaningful change in health care,” said Kristi Matus, chief financial and administrative officer of athenahealth. “Our results demonstrate an ongoing commitment to delivering on our promise to clients–when they succeed, we succeed. We are proud of the progress we have made to date, but remain focused on innovating and connecting care across the continuum. We look forward to closing out 2014 with the same passion and diligence that has brought athenahealth to where it is today.”
Our fiscal year 2014 guidance communicated at our 6th Annual Investor Summit on December 12, 2013, is summarized in the following table:

For the Fiscal Year Ending December 31, 2014
Forward-Looking Guidance
GAAP Total Revenue	$725 - $755 million
Non-GAAP Adjusted Gross Margin	62.5% - 63.5%
Non-GAAP Adjusted Operating Income	$70 - $80 million
Non-GAAP Adjusted Net Income per Diluted Share	$0.98 - $1.10
Non-GAAP Tax Rate	40%

We are not making any changes to the fiscal year 2014 guidance we presented at our 6th Annual Investor Summit on December 12, 2013. However, based on our year-to-date performance and current expectations for Q4 2014, we are providing additional insight into our fiscal year 2014 guidance as follows:

•	We expect GAAP Total Revenue to be at or above the mid-point of the $725 million to $755 million guidance range.

•	We expect Non-GAAP Adjusted Gross Margin to be close to the mid-point of the 62.5% to 63.5% guidance range.

•	We expect Non-GAAP Adjusted Operating Income to be at or above the mid-point of the $70 million to $80 million guidance range.

•	Finally, we expect Non-GAAP Adjusted Net Income per Diluted share to be close to the high end of the $0.98 to $1.10 guidance range.

Our 7th Annual Investor Summit will be held at our Watertown, Massachusetts headquarters on December 11, 2014.
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code No. 5761982, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code No. 5761982. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps . We connect care and drive meaningful, measurable results for more than 59,000 health care providers in medical practices and health systems nationwide. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of our service offerings and demand for our service offerings; statements regarding the expansion of our network, including physician additions to our network; statements regarding our market opportunity; statements regarding changes in the health care industry, and our positioning to lead such changes; Meaningful Use attestation rates; statements regarding the expected value creation from our investments; statements regarding our clients’ financial and operational performance; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our fluctuating operating results; our variable sales and implementation cycles, which may result in fluctuations in our quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to our ability to successfully integrate the services and offerings of Epocrates and realize the expected benefits; risks associated with our ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watert own, Massachusetts; risks associated with our expectations regarding our ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and impacts on margins and profitability; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Forward-looking statements may often be identified with words such as “we expect,” “we anticipate,” “upcoming,” “aim,” or similar indications of future expectations. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by us, please see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Jillian Palash
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-6509

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$59,530	$65,002
Marketable securities	45,290	—
Accounts receivable, net	101,507	87,343
Restricted cash	45	3,000
Deferred tax assets, net	120	6,118
Prepaid expenses and other current assets	23,057	17,194
Total current assets	229,549	178,657

Property and equipment, net	259,660	213,018
Capitalized software costs, net	51,243	29,987
Purchased intangible assets, net	145,543	168,364
Goodwill	198,049	198,049
Investments and other assets	7,547	8,321
Total assets	$891,591	$796,396

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	10,404	3,930
Accrued compensation	54,982	44,444
Accrued expenses	45,154	24,380
Line of credit	$35,000	$35,000
Long-term debt	15,000	15,000
Deferred revenue	27,680	27,002
Deferred tax liability, net	8,737	—
Total current liabilities	196,957	149,756
Deferred rent, net of current portion	13,237	1,478
Long-term debt, net of current portion	162,500	173,750
Deferred revenue, net of current portion	54,323	53,172
Long-term deferred tax liability, net	18,728	21,421
Other long-term liabilities	6,497	5,511
Total liabilities	452,242	405,088

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 39,350 shares issued and 38,072 shares outstanding at September 30, 2014; 38,600 shares issued and 37,322 shares outstanding at December 31, 2013	394	387
Additional paid-in capital	413,125	380,967
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income (loss)	27,278	(446)
Retained (deficit) earnings	(248)	11,600
Total stockholders’ equity	439,349	391,308
Total liabilities and stockholders’ equity	$891,591	$796,396

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Business services	$179,711	$141,326	$510,162	$400,708
Implementation and other	10,717	10,201	29,223	22,716
Total revenue	190,428	151,527	539,385	423,424
Expense:
Direct operating	79,343	63,245	226,265	175,820
Selling and marketing	45,206	37,584	139,155	111,541
Research and development	18,087	15,104	49,659	41,317
General and administrative	31,800	21,690	91,600	77,437
Depreciation and amortization	17,258	11,263	46,693	30,711
Total expense	191,694	148,886	553,372	436,826
Operating (loss) income	(1,266)	2,641	(13,987)	(13,402)
Other (expense) income:
Interest expense	(1,244)	(1,421)	(3,784)	(2,586)
Other income (expense)	26	30	(151)	147
Total other expense	(1,218)	(1,391)	(3,935)	(2,439)
(Loss) income before income tax benefit (provision)	(2,484)	1,250	(17,922)	(15,841)
Income tax benefit (provision)	853	(80)	6,074	5,290
Net (loss) income	$(1,631)	$1,170	$(11,848)	$(10,551)
Net (loss) income per share – Basic	$(0.04)	$0.03	$(0.31)	$(0.29)
Net (loss) income per share – Diluted	$(0.04)	$0.03	$(0.31)	$(0.29)
Weighted average shares used in computing net (loss) income per share:
Basic	37,999	36,970	37,783	36,722
Diluted	37,999	38,343	37,783	36,722

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,848)	$(10,551)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	69,416	43,674
Deferred income tax	(6,494)	(5,395)
Stock-based compensation expense	38,986	33,725
Other reconciling adjustments	121	392
Changes in operating assets and liabilities:
Accounts receivable, net	(14,164)	(12,357)
Prepaid expenses and other current assets	(6,352)	(4,322)
Other long-term assets	18	600
Accounts payable	5,070	7,401
Accrued expenses and other long-term liabilities	8,387	1,004
Accrued compensation	10,379	1,949
Deferred revenue	1,830	2,342
Deferred rent	8,792	(2,259)
Net cash provided by operating activities	104,141	56,203
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(41,232)	(21,320)
Purchases of property and equipment	(51,131)	(21,405)
Proceeds from sales and maturities of investments	—	56,245
Purchases of investments	—	(2,000)
Payments on acquisitions, net of cash acquired	—	(410,161)
Change in restricted cash	2,955	1,357
Other investing activities	(250)	—
Net cash used in investing activities	(89,658)	(397,284)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	19,723	25,139
Taxes paid related to net share settlement of stock awards	(28,302)	(11,093)
Proceeds from line of credit	—	155,000
Proceeds from long-term debt	—	200,000
Payments for long-term debt	(11,250)	(7,500)
Payments for line of credit	—	(105,000)
Payment of contingent consideration accrued at acquisition date	—	(525)
Net settlement of acquired company’s board of directors equity shares	—	(5,806)
Debt issuance costs	—	(1,699)
Net cash (used in) provided by financing activities	(19,829)	248,516
Effects of exchange rate changes on cash and cash equivalents	(126)	(149)
Net decrease in cash and cash equivalents	(5,472)	(92,714)
Cash and cash equivalents at beginning of period	65,002	154,988
Cash and cash equivalents at end of period	$59,530	$62,274

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2014, and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Direct operating	$2,987	$1,854	$8,806	$5,618
Selling and marketing	3,652	3,058	10,878	9,209
Research and development	1,499	959	5,298	3,247
General and administrative	4,283	3,891	14,004	15,650
Total stock-based compensation expense	12,421	9,762	38,986	33,724
Amortization of capitalized stock-based compensation related to software development (1)	635	302	1,515	680
Total	$13,056	$10,064	$40,501	$34,404

(1)
In addition, for the three months ended September 30, 2014, and 2013, $1.7 million and $0.8 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Condensed Consolidated Balance Sheets for which $0.6 million and $0.3 million, respectively, of amortization was included in the line item Depreciation and Amortization in the Condensed Consolidated Statements of Income. For the nine months ended September 30, 2014, and 2013, $3.5 million and $1.7 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Condensed Consolidated Balance Sheets for which $1.5 million and $0.7 million, respectively, of amortization was included in the line item Depreciation and Amortization in the Condensed Consolidated Statements of Income.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2014, and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amortization of purchased intangible assets allocated to:	2014	2013	2014	2013
Direct operating	$2,534	$3,695	$9,189	$7,840
Selling and marketing	4,206	2,421	13,178	4,842
Total amortization of purchased intangible assets	$6,740	$6,116	$22,367	$12,682

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Total revenue	$190,428	$151,527	$539,385	$423,424
Direct operating expense	79,343	63,245	226,265	175,820

Total revenue less direct operating expense	111,085	88,282	313,120	247,604
Add: Stock-based compensation allocated to direct operating expense	2,987	1,854	8,806	5,618
Add: Amortization of purchased intangible assets allocated to direct operating expense	2,534	3,695	9,189	7,840

Non-GAAP Adjusted Gross Profit	$116,606	$93,831	$331,115	$261,062

Non-GAAP Adjusted Gross Margin	61.2%	61.9%	61.4%	61.7%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of our “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Total Revenue	$190,428	$151,527	$539,385	$423,424

GAAP net (loss) income	(1,631)	1,170	(11,848)	(10,551)
Add: (Benefit from) provision for income taxes	(853)	80	(6,074)	(5,290)
Add: Total other expense	1,218	1,391	3,935	2,439
Add: Stock-based compensation expense	12,421	9,762	38,986	33,724
Add: Depreciation and amortization	17,258	11,263	46,693	30,711
Add: Amortization of purchased intangible assets	6,740	6,116	22,367	12,682
Add: Integration and transaction costs	—	454	—	6,468
Add: Non-tax deductible transaction costs	—	—	—	2,159
Less: Gain on early termination of lease	—	—	—	(2,468)

Non-GAAP Adjusted EBITDA	$35,153	$30,236	$94,059	$69,874

Non-GAAP Adjusted EBITDA Margin	18.5%	20.0%	17.4%	16.5%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Total revenue	$190,428	$151,527	$539,385	$423,424

GAAP net (loss) income	(1,631)	1,170	(11,848)	(10,551)
Add: (Benefit from) provision for income taxes	(853)	80	(6,074)	(5,290)
Add: Total other expense	1,218	1,391	3,935	2,439
Add: Stock-based compensation expense	12,421	9,762	38,986	33,724
Add: Amortization of capitalized stock-based compensation related to software development	635	302	1,515	680
Add: Amortization of purchased intangible assets	6,740	6,116	22,367	12,682
Add: Integration and transaction costs	—	454	—	6,468
Add: Non-tax deductible transaction costs	—	—	—	2,159
Less: Gain on early termination of lease	—	—	—	(2,468)

Non-GAAP Adjusted Operating Income	$18,530	$19,275	$48,881	$39,843

Non-GAAP Adjusted Operating Income Margin	9.7%	12.7%	9.1%	9.4%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP net (loss) income	$(1,631)	$1,170	$(11,848)	$(10,551)
Add: Stock-based compensation expense	12,421	9,762	38,986	33,724
Add: Amortization of capitalized stock-based compensation related to software development	635	302	1,515	680
Add: Amortization of purchased intangible assets	6,740	6,116	22,367	12,682
Add: Integration and transaction costs	—	454	—	6,468
Less: Gain on early termination of lease	—	—	—	(2,468)

Sub-total of tax deductible items	19,796	16,634	62,868	51,086

Less: Tax impact of tax deductible items (1)	(7,918)	(6,654)	(25,147)	(20,434)
Add: Non-tax deductible transaction costs	—	—	—	2,159
Add: Tax impact resulting from applying non-GAAP tax rate (2)	140	—	1,095	—

Non-GAAP Adjusted Net Income	$10,387	$11,150	$26,968	$22,260

Weighted average shares - diluted	37,999	38,343	37,783	36,722

Non-GAAP Adjusted Net Income per Diluted Share	$0.27	$0.29	$0.71	$0.61

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the three months ended September 30, 2013, the tax impact from applying a non-GAAP tax rate would have been $(420) and our Non-GAAP Adjusted Net Income per Diluted Share would have been $0.28, or a decrease of $0.01. For the nine months ended September 30, 2013, the tax impact from applying a non-GAAP tax rate would have been $183 and our Non-GAAP Adjusted Net Income per Diluted Share would have been unchanged at $0.61.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP net (loss) income per share - diluted	$(0.04)	$0.03	$(0.31)	$(0.29)
Add: Stock-based compensation expense	0.33	0.25	1.03	0.92
Add: Amortization of capitalized stock-based compensation related to software development	0.02	0.01	0.04	0.02
Add: Amortization of purchased intangible assets	0.18	0.16	0.59	0.35
Add: Integration and transaction costs	—	0.01	—	0.18
Less: Gain on early termination of lease	—	—	—	(0.07)

Sub-total of tax deductible items	0.52	0.43	1.66	1.39

Less: Tax impact of tax deductible items (1)	(0.21)	(0.17)	(0.67)	(0.56)
Add: Non-tax deductible transaction costs	—	—	—	0.06
Add: Tax impact resulting from applying non-GAAP tax rate (2)	—	—	0.03	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.27	$0.29	$0.71	$0.61

Weighted average shares - diluted	37,999	38,343	37,783	36,722

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the three months ended September 30, 2013, the tax impact from applying a non-GAAP tax rate would have been $(420), and our Non-GAAP Adjusted Net Income per Diluted Share would have been $0.28, or a decrease of $0.01. For the nine months ended September 30, 2013, the tax impact from applying a non-GAAP tax rate would have been $183 and our Non-GAAP Adjusted Net Income per Diluted Share would have been unchanged at $0.61.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and any tax impact related to these preceding items, and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

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Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs — integration costs are the severance payments and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Gain on early termination of lease — Gain on early termination of lease was a non-recurring gain related to the early termination of the Arsenal on the Charles lease. Accordingly, this gain was not considered by management in making operating decisions, and management believes that this gain does not have a direct correlation to future business operations. Management does not believe such gain accurately reflects the performance of our ongoing operations for the period in which such gain was recorded.

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Non-GAAP tax rate — For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate.